Exhibit 99.1

Jazz Pharmaceuticals Completes Acquisition of Chimerix

-Addition of dordaviprone strengthens Jazz’s late-stage oncology pipeline and reinforces commitment to addressing rare diseases with significant unmet need-

DUBLIN, April 21, 2025– Jazz Pharmaceuticals plc (Nasdaq: JAZZ) (“Jazz” or the “Company”) today announced the successful completion of its acquisition of Chimerix, Inc. (“Chimerix”) for approximately $935 million in cash. Chimerix is now a wholly owned subsidiary of Jazz.

“Bringing Chimerix into Jazz adds a novel medicine to our oncology portfolio and advances our efforts to address unmet patient needs,” said Bruce Cozadd, chairman and chief executive officer of Jazz. “Dordaviprone has the potential to become the first and only FDA-approved therapy for patients with H3 K27M-mutant diffuse glioma and offers a promising near-term commercial opportunity, if approved. We are excited to welcome Chimerix’s talented team as we collectively continue to advance dordaviprone, leveraging our development and commercial capabilities to deliver this therapy to patients as soon as the second half of this year.”

The addition of dordaviprone, a novel first-in-class small molecule treatment in development for H3 K27M-mutant diffuse glioma, further diversifies and adds near-term commercial opportunity to Jazz’s oncology pipeline. Dordaviprone is currently under Priority Review by the U.S. Food and Drug Administration (FDA), with a Prescription Drug User Fee Act (PDUFA) action date set for August 18, 2025. If approved in the U.S., the therapy may be eligible for a Rare Pediatric Disease Priority Review Voucher (PRV). Dordaviprone is also being studied in the ongoing Phase 3 ACTION trial to evaluate its use in newly diagnosed, non-recurrent H3 K27M-mutant diffuse glioma patients following radiation treatment, potentially extending its use into the first-line setting.

Transaction Details

Jazz’s tender offer for all outstanding shares of common stock, par value $0.001 per share, of Chimerix expired at one minute after 11:59 p.m., Eastern Time, on April 17, 2025. Jazz has accepted for payment of $8.55 per share, in cash, without interest and subject to reduction for any applicable withholding taxes, all shares that were validly tendered and not validly withdrawn. Following its acceptance of the tendered shares, Jazz completed the acquisition of Chimerix through the merger of Pinetree Acquisition Sub, Inc., a Delaware corporation, an indirect wholly owned subsidiary of Jazz (“Purchaser”) with and into Chimerix (the “Merger”). As a result of the Merger, the separate existence of Purchaser ceased, and Chimerix continued as the surviving corporation and an indirect wholly owned subsidiary of Jazz. Additional details regarding the tender can be found in a form 8-K filed by Jazz today with the SEC.

About Dordaviprone

Dordaviprone (ONC201) is a novel first-in-class small molecule imipridone that selectively targets the mitochondrial protease ClpP and dopamine receptor D2 (DRD2). Dordaviprone’s unique mechanism of action includes alterations of key epigenetic modifications such as reversal of H3 K27me3-loss, which is the hallmark of H3 K27M-mutant gliomas.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc (NASDAQ: JAZZ) is a global biopharmaceutical company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with serious diseases — often with limited or no therapeutic options. We have a diverse portfolio of marketed medicines, including leading therapies for sleep disorders and epilepsy, and a growing portfolio of cancer treatments. Our patient-focused and science-driven approach powers pioneering research and development advancements across our robust pipeline of innovative therapeutics in oncology and neuroscience. Jazz is headquartered in Dublin, Ireland with research and development laboratories, manufacturing facilities and employees in multiple countries committed to serving patients worldwide. Please visit www.jazzpharmaceuticals.com for more information.

Caution Concerning Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Jazz and Chimerix, including statements regarding the prospective benefits of the acquisition, including benefits from dordaviprone’s potential to become the first and only FDA-approved therapy for patients with H3 K27M-mutant diffuse glioma and its potential to offer a promising near-term commercial opportunity; the potential for a near-term commercial launch of dordaviprone in the U.S. if approved; the potential of the ongoing Phase 3 ACTION trial to confirm clinical benefit of dordaviprone in recurrent H3 K27M-mutant diffuse glioma and extend its use in first-line patients; dordaviprone potentially being eligible for a Rare Pediatric Disease PRV; and other statements that are not historical facts. Actual results could differ materially from those anticipated in these forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period and that Jazz and Chimerix will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the effects of the transaction on relationships with employees, customers, suppliers, other business partners or governmental entities; significant transaction costs; unknown or inestimable liabilities; the risk of litigation and/or regulatory actions related to the acquisition; effectively launching and commercializing products and product candidates such as dordaviprone, if approved; the successful completion of development and regulatory activities with respect to dordaviprone; obtaining and maintaining adequate coverage and reimbursement for Jazz’s products; the time-consuming and uncertain regulatory approval process, including the risk that Chimerix’s NDA for dordaviprone seeking accelerated approval for treatment of H3 K27M-mutant diffuse glioma in adult and pediatric patients with progressive disease following prior therapy may not be approved by FDA in a timely manner or at all, and that Chimerix and/or Jazz may not receive a Rare Pediatric Disease PRV upon potential approval of dordaviprone; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients, including with respect to current and planned future clinical trials of dordaviprone; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to Jazz’s business operations and financial results; and other risks and uncertainties affecting Jazz, including those described from time to time under the caption “Risk Factors” and elsewhere in its filings and reports with the U.S. Securities and Exchange Commission, including Jazz’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and future filings and reports. Other risks and uncertainties of which the Company is not currently aware may also affect its forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this press release are made only as of the date hereof, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Contacts

Investors:

Jeff Macdonald

Executive Director, Investor Relations

Jazz Pharmaceuticals plc

InvestorInfo@jazzpharma.com

Ireland +353 1 634 3211

U.S. +1 650 496 2717

Media:

Kristin Bhavnani

Head of Global Corporate Communications

Jazz Pharmaceuticals plc

CorporateAffairsMediaInfo@jazzpharma.com

Ireland +353 1 637 2141

U.S. +1 215 867 4948